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                                                                     EXHIBIT 8.1


                  [LETTERHEAD OF SIMPSON THACHER & BARTLETT]



                                         November 13, 2001


                      Re:  The WellPoint/RightCHOICE Merger


WellPoint Health Networks Inc.
1 WellPoint Way
Thousand Oaks, California 91362

Ladies and Gentlemen:

     We have acted as counsel to WellPoint Health Networks Inc. ("WellPoint"), a Delaware corporation, in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 17, 2001, by and among WellPoint, RightCHOICE Managed Care, Inc. ("RightCHOICE"), a Delaware corporation, and RWP Acquisition Corp. ("RWP"), a Delaware corporation and wholly owned subsidiary of WellPoint, pursuant to which RightCHOICE shall be merged with and into RWP with RWP surviving and being renamed "RightChoice Managed Care, Inc." (the "Merger") on the terms and conditions set forth therein. The time at which the Merger becomes effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with WellPoint's Registration Statement on Form S-4 relating to the proposed Merger pursuant to the Merger Agreement (the "Registration Statement") to which this opinion appears as an exhibit.

     In acting as counsel to WellPoint in connection with the Merger, we have, in preparing our opinion, as hereinafter set forth, participated in the preparation of the Merger Agreement and the preparation and filing of the Registration Statement.
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WellPoint Health Networks Inc.       -2-                       November 13, 2001


     You have requested that we render the opinion set forth below. In rendering such opinion, we have assumed that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by WellPoint, RWP and RightCHOICE delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and
(iv) any representations made in the Merger Agreement or the Representation Letters "to the knowledge of", or based on the belief of WellPoint, RWP and RightCHOICE or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

     We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

     Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, if there are subsequently any new applicable administrative or judicial interpretations of the law or regulations, or if there are any changes in the facts or circumstances surrounding the Merger, the opinion expressed herein may become inapplicable.

     Subject to the foregoing and the qualifications and limitations stated herein, and assuming the Merger will be consummated in accordance with the Merger Agreement (and exhibits thereto), and as described in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER".

     We express our opinion herein only as to those matters of United States federal income taxation specifically set forth under the caption "MATERIAL
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" in the Registration Statement and no opinion should be inferred as to the tax consequences of the
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WellPoint Health Networks Inc.       -3-                       November 13, 2001


Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.



                                        Very truly yours,


                                        /s/ Simpson Thacher & Bartlett


                                        Simpson Thacher & Bartlett